UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2026

LGAM Private Credit LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01674	93-4633111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On October 27, 2026, the Company disclosed the below information.

Distribution:

On October 23, 2026, the Fund declared a regular distribution to unitholders of record in the amount of $0.1371 per unit. The distribution will be payable on or around November 4, 2026 to unitholders of record as of October 31, 2026.

Company's Portfolio:

As of September 30, 2026, the Company had investments in 143 portfolio companies across 31 industries with an aggregate par value of approximately $638.7 million, which consisted of approximately 99.2% first lien debt investments and 0.8% other investments based on par value or in the case of equity investments, cost. As of September 30, 2026, approximately 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from September 1, 2026 through September 30, 2026, the Company had no new investment commitments. As of September 30, 2026, approximately 0.9%, based on par value (including cash), were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value as of September 30, 2026:

Industry	% of Total
Software	19.5%
Insurance Services	10.5
Health Care Providers & Services	9.9
Professional Services	8.7
Commercial Services & Supplies	7.2
Financial Services	7.0
IT Services	6.1
Diversified Consumer Services	4.3
Industrial Conglomerates	2.9
Automobiles	2.3
Other	21.6
Total	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value as of September 30, 2026:

Issuer	Industry	% of Total
Banyan Software Holdings, LLC	Software	2.3%
MRI Software, LLC	Real Estate Management & Development	1.8
Pareto Health Intermediate Holdings, Inc.	Health Care Providers & Services	1.8
Iris Specialty Acquisiton, LLC	Insurance Services	1.8
Diligent Corporation	Software	1.8
Fetch, Inc.	Insurance Services	1.7
TA Polaris Buyer, Inc.	Health Care Providers & Services	1.7
Jeppesen Holdings, LLC	Transportation Infrastructure	1.6
Deerfield Dakota Holding, LLC	Professional Services	1.6
Jawbreaker Parent, Inc.	Software	1.6
Other		82.3
Total		100.0%

Net Asset Value:

As of September 30, 2026, the Company's aggregate net asset value ("NAV") is estimated to be approximately $241.7 million. As of September 30, 2026, the Company had approximately $305.7 million of debt outstanding (at principal). Final results may differ materially from the estimated NAV as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of September 30, 2026, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026	LGAM Private Credit LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer